Exhibit 99.1

Contact:	Michael Gallant
508-293-6357
michael.gallant@emc.com

EMC Announces Preliminary Q2 Financial Results

And New Executive Appointments

EMC Executive David Goulden Appointed President & COO

VMware CEO Paul Maritz To Join EMC as Chief Strategist

EMC Executive Pat Gelsinger To Join VMware as CEO

EMC Executives Howard Elias and Jeremy Burton Broaden Responsibilities

HOPKINTON, Mass. – July 17, 2012 – EMC Corporation (NYSE:EMC) today announced preliminary second-quarter 2012 results: record Q2 consolidated revenues of approximately $5.31 billion, up 10% over Q2 2011, and record Q2 non-GAAP earnings per weighted average diluted share (EPS) of $0.39, up 11% over Q2 2011. EMC continues to expect to achieve its full-year 2012 goals of $22 billion in revenue and non-GAAP EPS of $1.70. EMC will discuss further details about Q2 2012 results and full-year business outlook during its previously scheduled earnings call at 8:30 a.m. ET on Tuesday, July 24.

EMC today also announced a series of senior executive appointments to further position the company for its next phase of growth. The appointments highlight the depth and breadth of EMC’s executive management team and mark the next step in the implementation of the company’s long-standing executive succession plan.

Joe Tucci, Paul Maritz, Pat Gelsinger and David Goulden will participate in a financial analyst conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss these executive changes and the opportunity ahead. The call will be broadcast live at http://ir.vmware.com or you may dial-in: 1-800-369-3179, pass code: 0717.

“EMC and VMware have delivered strong results over the past decade and have developed world-class management teams,” said Joe Tucci, EMC Chairman and CEO. “Today we are witnessing an extraordinary transformation in the IT industry unlike anything we have seen before – a major shift to Cloud Computing, Big Data applications and delivering IT-as-a-Service. To capitalize on this tremendous opportunity we are positioning our executive talent so that we can benefit from their exceptional professional strengths with the goal of further advantaging EMC and VMware to deliver long-term value to our respective shareholders.”

Key among the executive appointments to drive future growth, EMC announced that:

•	David Goulden, Executive Vice President and CFO, has been appointed President and COO of EMC Corporation, reporting to Tucci.

•	Pat Gelsinger, EMC President and COO of Information Infrastructure Products, has been appointed CEO of VMware (NYSE:VMW), effective September 1st, and will also join the VMware Board of Directors.

•	Paul Maritz, VMware’s present CEO, is joining EMC as Chief Strategist, reporting to Tucci, effective September 1st. Maritz will remain on the VMware Board of Directors.

Tucci said, “With these changes, David will assume responsibility for EMC’s Information Infrastructure business, Pat will now lead Cloud Infrastructure at VMware, and Paul will look across our technology strategy with a particular focus on Big Data and the next generation of cloud-oriented applications that will be built on top of these foundations.”

Goulden (53), a 10-year senior EMC veteran, will effective immediately assume full responsibility for EMC’s Business Units, Sales and Customer Operations, Services, Marketing and G&A functions. Goulden’s experience at EMC has been broad based and has included managing Global Sales, Marketing, Alliances and Business Development. He has also been instrumental in making M&A a core competency for EMC by playing a leading role in nearly 70 acquisitions since 2003. Goulden will also continue to serve as EMC’s CFO, a position he has held since 2006.

“David Goulden is a remarkable executive and proven leader with an extraordinary command of EMC’s business,” said Tucci. “He has led just about every aspect of our business, driven major change initiatives across the company and helped design innovative business models. He and his team have also been instrumental to EMC’s long-term financial success. All of this coupled with David’s broad EMC experience and deep industry knowledge makes him the perfect choice to become President and COO.”

Goulden said, “EMC is very well positioned to benefit from almost every major trend in IT – flash storage, converged infrastructure, Big Data and cloud security to name just a few. I look forward to continuing to execute on EMC’s strategy and working with such a talented team who embody EMC’s high-performance culture.”

In joining EMC, Maritz (57), will be driving our efforts in EMC’s technology strategy with a particular focus in Big Data and the next generation of cloud-oriented applications. Maritz, who was one of the early leaders of Microsoft before becoming CEO of VMware, will also assume responsibility for EMC’s CTO Office, M&A, strategic investments and emerging technologies.

“Paul Maritz is one of the brightest minds in the IT industry. He has created a compelling and lasting vision that has transformed VMware from a technology leader in virtualization to a category leader in cloud computing,” said Tucci. “Paul leaves VMware in an enviable strategic position and in great financial health. We are delighted to have Paul join the leadership team at EMC and look forward to working with him as he leads our technology strategy and directs our efforts on Big Data and emerging applications.”

Pat Gelsinger (51) joined EMC in 2009 as President and COO of EMC Information Infrastructure Products. Gelsinger has overseen the introduction of the largest product set in EMC history, accelerated EMC’s push into unified storage and led EMC into new market segments including Big Data and flash storage.

“Pat Gelsinger’s leadership and technology vision have both transformed and strengthened EMC’s broad product portfolio since his arrival,” said Tucci. “Pat’s unique experience in understanding how software can add value to standard hardware building blocks, as well as his deep understanding of the x86 partner ecosystem and his track record running large scale organizations make him the natural choice to further enhance VMware’s competitive positioning and lead VMware through its next phase of growth.”

Howard Elias and Jeremy Burton Broaden Responsibilities

Veteran IT executive, Howard Elias (55), currently EMC’s President and COO of Information Infrastructure Services with responsibility for EMC Support, Education, Consulting and Pre-Sales assumes added responsibilities for EMC’s Solutions Group and EMC’s corporate shared services including manufacturing operations, Corporate IT, Centers of Excellence (COEs). Since joining EMC in 2003, Elias has at various times led EMC’s marketing, sales enablement, technology alliances, M&A and new ventures groups.

Jeremy Burton (44), currently EMC’s Chief Marketing Officer, will take on an expanded role as Executive Vice President, Product Operations and Marketing. Burton has over 20 years experience in the technology industry, most recently as CEO of Serena Software and previously as Group President of Symantec’s Security & Data Management Group and Executive Vice President of the Data Management Group at Veritas. Burton assumes responsibility for EMC’s cross business unit product operations, corporate go-to-market functions, OEM and volume channel initiatives.

“The business we have built is at the intersection of three of the most transformative secular trends in the history of IT – Cloud, Big Data and Trust, and I’ve never been more excited about the opportunity ahead for EMC,” said Tucci. “I remain fully committed and energized to lead this great company as Chairman and CEO through at least 2013.”

Additional Resources:

•	EMC Executive biographies and headshots

•	Connect with EMC via Twitter, Facebook, YouTube, LinkedIn and ECN

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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EMC is either a registered trademark or trademark of EMC Corporation in the United States and other countries.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

EMC’s management uses the non-GAAP financial measures in this release to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

The non-GAAP financial measures referenced in the release have limitations. Specifically, the non-GAAP financial measures do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.